As filed with the Securities and Exchange Commission on June 8, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	06-0853042
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3 Great Pasture Road

Danbury, Connecticut 06810

(203) 825-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jason Few

President and Chief Executive Officer

FuelCell Energy, Inc.

3 Great Pasture Road

Danbury, Connecticut 06810

(203) 825-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Megan A. Odroniec, Esq.	Amanda J. Schreiber, Esq.
Foley & Lardner LLP	Executive Vice President, General Counsel and
100 North Tampa Street, Suite 2700	Corporate Secretary
Tampa, Florida 33602	FuelCell Energy, Inc.
Telephone: (813) 229-2300	3 Great Pasture Road
Danbury, Connecticut 06810
Telephone: (203) 825-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

FuelCell Energy, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

This prospectus relates to securities that we may offer and sell from time to time. We may sell any combination of these securities in one or more offerings on terms to be determined at the time of sale. We will provide specific terms of the offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus for more information. We may also describe the plan of distribution for any particular offering of securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

In addition, selling security holders to be named in a prospectus supplement may offer and sell securities, from time to time, in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holders.

Our common stock is listed on The Nasdaq Global Market under the symbol “FCEL.”

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus and in any accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of our securities unless, to the extent required by applicable law, it is accompanied by a prospectus supplement.

The date of this prospectus is June 8, 2026.

Neither we nor the underwriters (if any) have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus or any amendment or supplement to this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters (if any) take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that FuelCell Energy, Inc. (“FuelCell Energy,” the “Company,” “we,” “our,” “us” or similar terms) filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities or combinations of the securities described in this prospectus, and one or more of our security holders to be named in a supplement to this prospectus may from time to time sell the securities described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities that we and our selling security holders may offer. Each time we or our selling security holders sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain information about the specific terms of the offering. We may also add, update or change in any accompanying prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any accompanying prospectus supplement and any other document we may authorize to be delivered to you, includes all material information relating to the offering of our securities.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes and/or incorporates by reference additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website as described below under the heading “Where You Can Find Additional Information.”

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, the documents incorporated by reference herein and therein and any related free writing prospectuses issued by us may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”)) about our financial condition, results of operations, plans, objectives, expectations, future performance and business. Statements preceded by, followed by or that include words such as “expects,” “anticipates,” “estimates,” “goals,” “projects,” “intends,” “plans,” “believes,” “predicts,” “should,” “seeks,” “will,” “could,” “would,” “may,” “forecast,” or words or phrases of similar import are intended to identify some of the forward-looking statements and are included, along with this statement, for purposes of complying with the safe harbor provisions of the PSLRA. Forward-looking statements are neither historical facts, nor assurances of future performance. Instead, such statements are based only on our beliefs, expectations and assumptions regarding the future. As such, the realization of matters expressed in forward-looking statements involves inherent risks and uncertainties. Our actual results and future events may differ materially from those set forth in or contemplated by the forward-looking statements due to, among other factors, the risks and uncertainties described in or incorporated by reference into this prospectus, including under the heading “Risk Factors,” as well as any risks or uncertainties described in or incorporated by reference into any prospectus supplement. Any forward-looking statement contained in this prospectus, any prospectus supplement, the documents incorporated by reference herein and therein, and any related free writing prospectuses issued by us speaks only as of the date on which the statement was made, and we undertake no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise. New risks emerge from time to time, and we cannot predict all of the risks that may impact our business or the extent to which any particular risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statement.

Market data and industry forecasts and projections used in this prospectus and documents incorporated by reference herein have been obtained from independent industry sources. Forecasts, projections and other forward-looking information obtained from such sources are subject to similar qualifications and uncertainties as other forward-looking statements in this prospectus and documents incorporated by reference herein.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents (other than information furnished rather than filed):

•	our Annual Report on Form 10-K for the fiscal year ended October 31, 2025, filed with the SEC on December 18, 2025;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2026, filed with the SEC on March 9, 2026, and our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2026, filed with the SEC on June 8, 2026;

•	our Current Reports on Form 8-K, filed with the SEC on November 10, 2025, December 1, 2025, December 30, 2025, January 7, 2026, February 4, 2026, April 6, 2026, and May 21, 2026 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01);

•	our definitive proxy statement filed with the SEC on February 18, 2026; and

•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on June 6, 2000, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

All reports and other documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information furnished rather than filed), after the date of this prospectus and before the termination of the offering of securities pursuant to this prospectus, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. You may request a copy of any or all of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

FuelCell Energy, Inc.
Attention: Corporate Secretary
3 Great Pasture Road
Danbury, Connecticut 06810
Telephone: (203) 825-6000

Our SEC filings are also available to the public on the “Investors” tab of our website at www.fuelcellenergy.com. The information on, or that can be accessed through, our website is not incorporated by reference in this prospectus, and you should not consider it to be a part of this prospectus. Our website address is included as an inactive textual reference only.

OUR COMPANY

FuelCell Energy, Inc.

FuelCell Energy is a clean energy technology company and a stationary fuel cell manufacturer with 22 years of operating experience in this field. We were founded in 1969 to research and develop electrochemical power generation technology and are headquartered in Danbury, Connecticut. Since the early 2000s, we have been manufacturing, selling and servicing our proprietary molten carbonate fuel cell systems, which deliver large-scale, continuous clean power and advanced emissions management. Unlike traditional power generation methods that rely on combustion, our fuel cells generate electricity electrochemically through a chemical reaction rather than burning fuel, resulting in ultra-low emissions and high efficiency. Our carbonate fuel cell systems are fuel-flexible, with the ability to run on biofuels, renewable natural gas, or hydrogen-hydrocarbon blends, and provide reliable baseload power, carbon capture, and thermal energy for chilling, heating, and process steam. As global energy demand rises driven by artificial intelligence, electrification, and the need for enhanced grid resiliency, we believe solutions like ours will be vital in addressing next-generation needs, helping to strengthen the grid, reducing pollution, and supporting decarbonization goals. We have proven utility-scale projects operating at 10 MW, 20 MW, and 58.8 MW, with an average of over 10 years of continuous run time. As a company, we are motivated by our purpose of enabling a world empowered by clean energy.

We target a range of markets and applications with our products, including utilities and independent power producers, data centers, wastewater treatment, commercial and hospitality, and microgrids, among others. We market our products primarily in the U.S. and Canada, the European Union and the United Kingdom, and priority Asian markets including South Korea, Singapore, Malaysia, and Thailand. We selectively pursue additional opportunities in other regions that align with our strategic priorities. We focus our expansion on markets and regions that value clean distributed generation, have poor grid reliability and/or challenged transmission and distribution lines, and can benefit from the value streams our products provide.

In addition to our existing core molten carbonate-based commercial products, we engage strategically in research and development, both company-funded and carried out under grants from and commercial agreements with private companies and various government agencies through our Advanced Technologies programs. Our Advanced Technologies programs are currently focused on continued development and advancement of our core carbonate fuel cell technology as well as commercialization of our solid oxide electrolysis technology for distributed hydrogen. We focus on generating revenue from our core recurring and non-recurring revenue sources, while working to identify the next trends in clean energy we believe we can commercialize, take to market, and grow into future revenue streams.

Corporate Information

Our principal executive offices are located at 3 Great Pasture Road, Danbury, Connecticut 06810. Our telephone number is (203) 825-6000. We maintain a website at www.fuelcellenergy.com. The information on, or that can be accessed through, our website is not incorporated by reference in this prospectus, and you should not consider it to be a part of this prospectus. Our website address is included as an inactive textual reference only.

In this prospectus, unless otherwise stated or the context otherwise requires, references to “FuelCell Energy,” the “Company,” “we,” “us” and “our” and similar references refer to FuelCell Energy, Inc. and our consolidated subsidiaries.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated herein by reference to our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q and the other information contained in this prospectus, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other subsequent filings under the Exchange Act and the risk factors and other information contained or incorporated by reference in the applicable prospectus supplement before acquiring any of our securities.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we currently intend to use the net proceeds from our sale of securities under this prospectus for general corporate purposes, which may include future investments in businesses, products, services and/or technologies, including strategic growth and acquisition opportunities, the repayment, redemption or refinancing of indebtedness, research with respect to and the development and commercialization of our products, working capital, capital expenditures, and acquisitions and repurchases of our securities. We may set forth additional information regarding the use of proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds.

We will not receive any proceeds from the sale of securities by selling security holders.

THE SECURITIES WE MAY OFFER

We may sell common stock, preferred stock, debt securities and warrants, as well as units that include any combination of the foregoing securities, in one or more offerings from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement or free writing prospectus, or both, that will describe the specific amounts, prices and other important terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), including the Amended Certificate of Designation for the 5% Series B Cumulative Convertible Perpetual Preferred Stock (the “Series B Certificate of Designation”), and our Third Amended and Restated By-laws (the “By-laws”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our Certificate of Incorporation (including the Series B Certificate of Designation), our By-laws and the applicable provisions of the Delaware General Corporation Law (“DGCL”) for additional information.

Authorized and Outstanding Capital Stock

Under our Certificate of Incorporation, we are authorized to issue 1,000,000,000 shares of common stock, par value $0.0001 per share, and 250,000 shares of preferred stock, par value $0.01 per share, in one or more series designated by our board of directors, of which 105,875 shares of our preferred stock have been designated as 5% Series B Cumulative Convertible Perpetual Preferred Stock (“Series B Preferred Stock”).

As of June 1, 2026, 67,608,173 shares of our common stock were issued and outstanding and 64,020 shares of our Series B Preferred Stock were issued and outstanding. No other shares of our preferred stock were issued and outstanding.

As of June 1, 2026, we were obligated, if and when the holders exercise their conversion rights, to issue approximately 1,261 shares of our common stock upon conversion of all of the issued and outstanding Series B Preferred Stock.

As of June 1, 2026, there were outstanding options to purchase 439 shares of our common stock under our equity incentive plan; 1,464,783 shares of our common stock were reserved for issuance upon time-based vesting of outstanding restricted stock units granted under our equity incentive plan; 652,855 shares of our common stock were reserved for potential issuance in connection with the settlement of performance-based restricted stock units granted under our equity incentive plan; 2,307,050 shares of our common stock were available for future grants of awards under our equity incentive plan; and 300,078 shares of our common stock were reserved for future issuance under our employee stock purchase plan.

As of June 1, 2026, there were 20 holders of record of our common stock.

Common Stock

Voting Rights. The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, matters to be voted on by stockholders (including the election of directors in uncontested elections) must be approved by a majority of the votes properly cast on the matter at a meeting at which a quorum is present, subject to any voting rights granted to holders of any then-outstanding preferred stock. (The voting rights of the outstanding Series B Preferred Stock are described below under the heading “Series B Preferred Stock”). A plurality voting standard applies in contested director elections (i.e., when the number of nominees for election as directors exceeds the number of directors to be elected at such meeting).

Dividends. Holders of our common stock will share ratably in any dividends declared by our board of directors, subject to the preferential rights of any of our preferred stock then outstanding. (The dividend rights of the outstanding Series B Preferred Stock are described below under the heading “Series B Preferred Stock”). Dividends consisting of shares of our common stock may be paid to holders of shares of our common stock. We have never paid a cash dividend on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, after payment of liabilities and liquidation preferences on any of our preferred stock then outstanding, the holders of shares of our common stock are entitled to share ratably in all assets available for distribution. (The liquidation and other rights of the outstanding Series B Preferred Stock are described below under the heading “Series B Preferred Stock”).

Other Rights. Holders of shares of our common stock (solely in their capacity as holders of shares of our common stock) have no preemptive rights or rights to convert their shares of our common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

Listing on The Nasdaq Global Market. Our common stock is listed on The Nasdaq Global Market under the symbol “FCEL.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Preferred Stock

Our board of directors has broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, subject to any applicable rights of holders of shares of any series of preferred stock outstanding from time to time. Under the terms of our Certificate of Incorporation, our board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue such shares of preferred stock in one or more series. Each such series of preferred stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the board of directors.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

The holders of our common stock may be adversely affected by the rights, privileges and preferences of holders of shares of any series of preferred stock which the board of directors may designate and we may issue from time to time. The effects of issuing preferred stock could include one or more of the following:

•	decreasing the amount of earnings and assets available for distribution to holders of common stock;

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying, deferring or preventing changes in our control or management.

Series B Preferred Stock

Ranking. Shares of our Series B Preferred Stock rank with respect to dividend rights and rights upon our liquidation, winding up or dissolution:

•	senior to shares of our common stock;

•	junior to our debt obligations; and

•	effectively junior to our subsidiaries’ (i) existing and future liabilities and (ii) capital stock held by others.

Dividends. The Series B Preferred Stock pays cumulative annual dividends of $50.00 per share, which are payable quarterly in arrears on February 15, May 15, August 15 and November 15. Dividends accumulate and are cumulative from the date of original issuance. Unpaid accumulated dividends do not bear interest.

The dividend rate is subject to upward adjustment as set forth in the Series B Certificate of Designation if we fail to pay, or to set apart funds to pay, any quarterly dividend on the Series B Preferred Stock.

No dividends or other distributions may be paid or set apart for payment on our common stock (other than a dividend payable solely in shares of a like or junior ranking), nor may any stock junior to or on parity with the Series B Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for such stock) by us or on our behalf (except by conversion into or exchange for shares of a like or junior ranking), unless all accumulated and unpaid dividends on the Series B Preferred Stock have been paid or funds or shares of common stock have been set aside for payment of such accumulated and unpaid dividends.

The dividends on the Series B Preferred Stock will be paid in cash, unless a registered holder elects (pursuant to the procedures set forth in the Series B Certificate of Designation) to receive such dividends in shares of our common stock. Any such shares of common stock paid in lieu of cash dividends will be treated as restricted securities and will not be transferable by the recipient thereof except pursuant to an effective registration statement or pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Liquidation. The holders of Series B Preferred Stock are entitled to receive, in the event that the Company is liquidated, dissolved or wound up, whether voluntarily or involuntarily, $1,000.00 per share plus all accumulated and unpaid dividends up to but excluding the date of such liquidation, dissolution, or winding up (the “Liquidation Preference”). Until the holders of Series B Preferred Stock receive the Liquidation Preference with respect to their shares of Series B Preferred Stock in full, no payment will be made on any junior shares, including shares of our common stock. After the Liquidation Preference is paid in full, holders of the Series B Preferred Stock will not be entitled to receive any further distribution of our assets. (For the avoidance of doubt, neither the voluntary sale of all or substantially all of our assets, nor a merger involving the Company, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company.) As of April 30, 2026, the issued and outstanding shares of Series B Preferred Stock had an aggregate Liquidation Preference of $64.0 million.

Conversion Rights. Each share of Series B Preferred Stock may be converted at any time, at the option of the holder, into 0.0197 shares of our common stock (which is equivalent to a conversion price of $50,760.00 per share) plus cash in lieu of fractional shares. The conversion rate is subject to adjustment upon the occurrence of certain events, as described in the Series B Certificate of Designation. The conversion rate is not adjusted for accumulated and unpaid dividends. If converted, holders of Series B Preferred Stock do not receive a cash payment for all accumulated and unpaid dividends; rather, all accumulated and unpaid dividends are canceled.

We may, at our option, cause shares of Series B Preferred Stock to be automatically converted into that number of shares of our common stock that are issuable at the then-prevailing conversion rate. We may exercise our conversion right only if the closing price of our common stock exceeds 150% of the then-prevailing conversion price ($50,760.00 per share as of April 30, 2026) for 20 trading days during any consecutive 30 trading day period, as described in the Series B Certificate of Designation.

If the holders of Series B Preferred Stock elect to convert their shares in connection with certain “fundamental changes” (as defined in the Series B Certificate of Designation and described below), we will in certain circumstances increase the conversion rate by a number of additional shares of common stock upon conversion or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that shares of Series B Preferred Stock are converted into shares of the acquiring or surviving company, in each case as described in the Series B Certificate of Designation.

The adjustment of the conversion price is to prevent dilution of the interests of the holders of the Series B Preferred Stock from certain dilutive transactions with holders of our common stock.

Redemption. We do not have the option to redeem the Series B Preferred Stock. However, holders of the Series B Preferred Stock can require us to redeem all or a portion of their shares of Series B Preferred Stock at a redemption price equal to the Liquidation Preference of the shares to be redeemed in the case of a “fundamental change” (as further described in the Series B Certificate of Designation). A fundamental change will be deemed to have occurred if any of the following occurs:

•	any “person” or “group” is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of all classes of our capital stock then outstanding and normally entitled to vote in the election of directors;

•	during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to our board of directors or whose nomination for election by the stockholders was approved by a vote of 66⅔% of our directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Company then in office;

•	the termination of trading of our common stock on The Nasdaq Stock Market and our common stock is not approved for trading or quoted on any other U.S. securities exchange or established over-the-counter trading market in the U.S.; or

•	we (i) consolidate with or merge with or into another person or another person merges with or into our Company or (ii) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company and certain of its subsidiaries, taken as a whole, to another person and, in the case of any such merger or consolidation described in clause (i), the securities that are outstanding immediately prior to such transaction (and which represent 100% of the aggregate voting power of our voting stock) are changed into or exchanged for cash, securities or property, unless pursuant to the transaction such securities are changed into or exchanged for securities of the surviving person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the voting stock of the surviving person.

Notwithstanding the foregoing, holders of shares of Series B Preferred Stock will not have the right to require us to redeem their shares if:

•	the last reported sale price of shares of our common stock for any five trading days within the 10 consecutive trading days ending immediately before the later of the fundamental change or its announcement equaled or exceeded 105% of the conversion price of the Series B Preferred Stock immediately before the fundamental change or announcement;

•	at least 90% of the consideration (excluding cash payments for fractional shares and in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the fundamental change consists of shares of capital stock traded on a U.S. national securities exchange or quoted on The Nasdaq Stock Market, or which will be so traded or quoted when issued or exchanged in connection with a fundamental change, and as a result of the transaction or transactions, shares of Series B Preferred Stock become convertible into such publicly traded securities; or

•	in the case of a merger or consolidation constituting a fundamental change (as described in the fourth bullet above), the transaction is effected solely to change our jurisdiction of incorporation.

Moreover, we will not be required to redeem any Series B Preferred Stock upon the occurrence of a fundamental change if a third party makes an offer to purchase the Series B Preferred Stock in the manner, at the price, at the times and otherwise in compliance with the requirements set forth above and such third party purchases all shares of Series B Preferred Stock validly tendered and not withdrawn.

We may, at our option, elect to pay the redemption price in cash, in shares of our common stock valued at a discount of 5% from the market price of shares of our common stock, or in any combination thereof. Notwithstanding the foregoing, we may only pay such redemption price in shares of our common stock that are registered under the Securities Act and eligible for immediate sale in the public market by non-affiliates of our Company.

Voting Rights. Holders of Series B Preferred Stock currently have no voting rights; however, holders may receive certain voting rights, as described in the Series B Certificate of Designation, if (a) dividends on any shares of Series B Preferred Stock, or any other class or series of stock ranking on parity with the Series B Preferred Stock with respect to the payment of dividends, shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters or (b) we fail to pay the redemption price, plus accrued and unpaid dividends, if any, on the redemption date for shares of Series B Preferred Stock following a fundamental change. In each such event, the holders of Series B Preferred Stock (voting separately as a class with all other classes or series of stock ranking on parity with the Series B Preferred Stock with respect to the payment of dividends and upon which like voting rights have been conferred and are exercisable) will be entitled to elect two directors to the Company’s board of directors in addition to those directors already serving on the Company’s board of directors at such time (the “Series B Directors”), at the next annual meeting of the Company’s stockholders (or at a special meeting of the Company’s stockholders called for such purpose, whichever is earlier). The right to elect the Series B Directors will continue for each subsequent annual meeting of the Company’s stockholders until all dividends accumulated on the shares of Series B Preferred Stock have been fully paid or set aside for payment or the Company pays in full or sets aside for payment such redemption price, plus accrued but unpaid dividends, if any, on the redemption date for the shares of Series B Preferred Stock following a fundamental change. The term of office of any Series B Directors will terminate immediately upon the termination of the right of holders of Series B Preferred Stock to elect such Series B Directors, as described in this paragraph. Each holder of Series B Preferred Stock will have one vote for each share of Series B Preferred Stock held in the election of Series B Directors. We previously failed to make timely payment of the accrued dividends on the Series B Preferred Stock with respect to the May 15, 2019 and August 15, 2019 dividend payment dates. Such amounts were fully paid on or about November 15, 2019.

So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the consent of the holders of at least two-thirds of the shares of Series B Preferred Stock outstanding at the time (voting separately as a class with all other series of preferred stock, if any, on parity with our Series B Preferred Stock upon which like voting rights have been conferred and are exercisable) issue or increase the authorized amount of any class or series of shares ranking senior to the outstanding shares of the Series B Preferred Stock as to dividends or upon liquidation. In addition, we will not, subject to certain conditions, amend, alter or repeal provisions of our Certificate of Incorporation, including the Series B Certificate of Designation, whether by merger, consolidation or otherwise, so as to adversely amend, alter or affect any power, preference or special right of the outstanding shares of Series B Preferred Stock or the holders thereof without the affirmative vote of not less than two-thirds of the issued and outstanding shares of Series B Preferred Stock.

Certain Provisions of Delaware Law, Our Certificate of Incorporation, and By-laws

The following description of certain provisions of Delaware law is only a summary. For a complete description, we refer you to the DGCL and to our Certificate of Incorporation and our By-laws, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Anti-Takeover Provisions

Provisions of our Certificate of Incorporation and By-laws. A number of provisions of our Certificate of Incorporation and By-laws concern matters of corporate governance and the rights of stockholders. Some of these provisions, including, but not limited to, the inability of stockholders to take action by unanimous written consent, certain advance notice requirements for stockholder proposals and director nominations, supermajority voting provisions requiring the affirmative vote of eighty percent of the votes entitled to be cast by the stockholders to amend or repeal voting rights provisions (e.g., provisions giving holders of our common stock one vote per share, provisions prohibiting stockholders from taking action without a meeting, and the supermajority voting provisions), the filling of vacancies on the board of directors by the affirmative vote of a majority of the remaining directors, and the ability of the board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof without further stockholder action, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the board of directors, including takeovers which stockholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of shares of our common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the board of directors to issue preferred stock without further stockholder action, could also delay or frustrate the removal of incumbent directors or the assumption of control by our stockholders, even if the removal or assumption would be beneficial to our stockholders. These provisions could also discourage or inhibit a merger, tender offer or proxy contest, even if favorable to the interests of stockholders, and could depress the market price of our common stock. The board of directors believes these provisions are appropriate to protect our interests and the interests of our stockholders. The board of directors has no present plans to adopt any further measures or devices which may be deemed to have an “anti-takeover effect.”

Delaware Anti-Takeover Provisions. We are subject to Section 203 of the DGCL, which prohibits a publicly-held Delaware corporation from engaging in a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years following the date such person became an “interested stockholder” unless:

•	before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

•	upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who are also officers of the corporation and shares held by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of the holders of at least 66⅔% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

The term “interested stockholder” generally is defined as an entity or person who beneficially owns, or, within the three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting stock and any entity or person affiliated with or controlling or controlled by the entity or person. The term “business combination” includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock held by stockholders. A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or any amendment thereto. Our Certificate of Incorporation does not contain any such exclusion.

Exclusive Forum

Our By-laws provide that unless we consent in writing to an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors or officers or other employees to the Company or our stockholders; (iii) any action asserting a claim against the Company or any of our directors or officers or other employees arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our By-laws (as either may be amended from time to time); or (iv) any action asserting a claim against the Company or any of our directors or officers or other employees which claim is governed by the internal affairs doctrine.

Limitations of Directors’ Liability

Our Certificate of Incorporation provides that none of our directors will be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

The effect of these provisions is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of us) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions do not limit the liability of directors under federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our Certificate of Incorporation provides that none of our directors will be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent described above. Our By-laws provide for indemnification of our officers and directors to the fullest extent permitted by applicable law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to our Certificate of Incorporation, our By-laws, applicable law, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

Unless otherwise specified in an accompanying prospectus supplement, the debt securities will be issued in one or more series under the indenture, dated as of April 29, 2025, among us and Wilmington Trust, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement. You should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the indenture. The indenture is governed by the Trust Indenture Act of 1939, as amended.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Conversion or Exchange Rights

For any series of debt securities that are convertible into or exchangeable for shares of our common stock, we will set forth in the applicable prospectus supplement the terms on which such series of debt securities may be convertible into or exchangeable for our common stock. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

•	we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee or a separate trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby. The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

We may issue warrants in the future for the purchase of debt securities, common stock, preferred stock, units or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or units offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, provided that we may also act as warrant agent and enter into warrant agreements directly with the purchasers of securities offered pursuant to this prospectus. In each case, the terms of the warrants will be set forth in a prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent, if any, will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants for the terms of and information relating to such warrants, including, where applicable:

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants and the price at which such number of shares of common stock or preferred stock may be purchased upon such exercise;

•	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	certain material U.S. federal income tax considerations applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment as set forth in the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock, preferred stock, units or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any of the rights of holders of the underlying securities, as the case may be, purchasable upon such exercise, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities and warrants. The applicable prospectus supplement will specify the following terms of the units:

•	the terms of the underlying securities comprising the units, including whether and under what circumstances the underlying securities may be traded separately;

•	a description of the terms of any unit agreement governing the units (if any);

•	if appropriate, a discussion of certain material U.S. federal income tax considerations applicable to such units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

The securities may be sold:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	to investors directly in negotiated sales or in competitively bid transactions; or

•	as otherwise described in a prospectus supplement, including through a combination of any of these methods of sale.

We will describe the plan of distribution for any particular offering of securities in the applicable prospectus supplement, in accordance with applicable law. The prospectus supplement will set forth the terms of the offering of securities, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price, the proceeds from that sale and the expected use of such proceeds;

•	any options under which underwriters may purchase additional securities from us or from a selling security holder participating in such offering;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to underwriters, dealers or agents; and

•	any securities exchanges on which the securities may be listed.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with the underwriters relating to the securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions. The underwriters will be obligated to purchase all of the offered securities if any are purchased.

The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We also may sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities that they remarket.

We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

Any selling security holders, dealers and agents participating in the distribution of securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling security holders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling security holders may be subject to the prospectus delivery requirements of the Securities Act.

Agents

We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to any such agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.

Direct Sales

We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act and agree to contribute to payments which these underwriters, dealers or agents may be required to make. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Secondary Sales

Our securities may be sold from time to time by selling security holders, through public or private transactions at prevailing market prices or at privately negotiated prices, as described in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities covered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities covered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of FuelCell Energy, Inc. as of October 31, 2025 and 2024, and for each of the years in the three-year period ended October 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all provisions, exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s website at http://www.sec.gov.

Neither we nor the underwriters (if any) have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus or any amendment or supplement to this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters (if any) take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder.

SEC registration fee	(1)
FINRA filing fees	(2)
Nasdaq listing fees	(2)
Printing and mailing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Transfer agent fees	(2)
Miscellaneous	(2)
Total	$(2)

(1)	Deferred in accordance with Rule 456(b) and 457(r).

(2)	These fees are calculated based on the type of securities offered, the number of offerings and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that such person’s conduct was unlawful.

In addition, under Section 145 of the DGCL, a Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that an officer or director of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Certificate of Incorporation, as amended, Third Amended and Restated By-laws, and Insurance

The Company’s Certificate of Incorporation, as amended, provides that the Company may, to the fullest extent permitted by Section 145 of the DGCL, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Company’s Certificate of Incorporation, as amended, further provides that no director will be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director; provided, however, that a director will be liable to the extent provided by applicable law (i) for breach of such director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Company’s Third Amended and Restated By-laws also provide for indemnification of the Company’s officers and directors to the fullest extent permitted by applicable law.

In addition, the Company maintains directors’ and officers’ liability insurance policies.

Item 16. Exhibits.

The exhibits listed below are filed or incorporated by reference as part of this Registration Statement.

Exhibit Number	Description of Exhibit
1.1	* Form of Underwriting Agreement.
1.2	Open Market Sale AgreementSM among FuelCell Energy, Inc., Jefferies LLC, B. Riley Securities, Inc., Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., Canaccord Genuity LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Loop Capital Markets LLC, dated July 12, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 12, 2022).
1.3	Amendment No. 1 to Open Market Sale AgreementSM among FuelCell Energy, Inc., Jefferies LLC, B. Riley Securities, Inc., Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., Canaccord Genuity LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Loop Capital Markets LLC, dated April 10, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 10, 2024).
1.4	Amendment No. 2 to Open Market Sale AgreementSM among FuelCell Energy, Inc., Jefferies LLC, B. Riley Securities, Inc., Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., Canaccord Genuity LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Loop Capital Markets LLC, dated December 27, 2024 (incorporated by reference to Exhibit 10.98 to the Company’s Annual Report on Form 10-K filed on December 27, 2024).
1.5	Amendment No. 3 to Open Market Sale AgreementSM among FuelCell Energy, Inc., Jefferies LLC, B. Riley Securities, Inc., Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., Canaccord Genuity LLC, Citigroup Global Markets Inc. and Loop Capital Markets LLC, dated December 30, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 30, 2025).
4.1	Certificate of Incorporation of the Company, as amended, July 12, 1999 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 21, 1999).

4.2	Certificate of Amendment of the Certificate of Incorporation of the Company, dated November 21, 2000 (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K dated January 12, 2017).
4.3	Certificate of Amendment of the Certificate of Incorporation of the Company, dated October 31, 2003 (incorporated by reference to Exhibit 3.1.1 to the Company’s Current Report on Form 8-K dated November 3, 2003).
4.4	Certificate of Designation for the Company’s 5% Series B Cumulative Convertible Perpetual Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated November 22, 2004).
4.5	Amended Certificate of Designation of 5% Series B Cumulative Convertible Perpetual Preferred Stock, dated March 14, 2005 (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K dated January 12, 2017).
4.6	Certificate of Amendment of the Certificate of Incorporation of the Company, dated April 8, 2011 (incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K dated January 12, 2017).
4.7	Certificate of Amendment of the Certificate of Incorporation of the Company, dated April 5, 2012 (incorporated by reference to Exhibit 3.6 to the Company’s Annual Report on Form 10-K dated January 12, 2017).
4.8	Certificate of Amendment of the Certificate of Incorporation of the Company, dated December 3, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated December 3, 2015).
4.9	Certificate of Amendment of the Certificate of Incorporation of the Company, dated April 18, 2016 (incorporated by reference to Exhibit 3.9 to the Company’s Quarterly Report on Form 10-Q for the period ending April 30, 2016).
4.10	Certificate of Amendment of the Certificate of Incorporation of the Company, dated April 7, 2017 (incorporated by reference to Exhibit 3.10 to the Company’s Quarterly Report on Form 10-Q for the period ending April 30, 2017).
4.11	Certificate of Designations for the Company’s Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated September 5, 2017).
4.12	Certificate of Amendment of the Certificate of Incorporation of the Company, dated December 14, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated December 14, 2017).
4.13	Certificate of Designations, Preferences and Rights for the Company’s Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated August 27, 2018).
4.14	Certificate of Amendment of the Certificate of Incorporation of FuelCell Energy, Inc., dated May 8, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 8, 2019).
4.15	Certificate of Amendment of the Certificate of Incorporation of FuelCell Energy, Inc., dated May 11, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 12, 2020).
4.16	Certificate of Amendment of the Certificate of Incorporation of FuelCell Energy, Inc., dated April 8, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K/A filed on April 14, 2021).
4.17	Certificate of Amendment of the Certificate of Incorporation of FuelCell Energy, Inc., dated October 11, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 11, 2023).
4.18	Certificate of Amendment of the Certificate of Incorporation of FuelCell Energy, Inc., effective November 8, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 7, 2024).
4.19	Third Amended and Restated By-Laws of the Company, effective as of September 3, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 4, 2024).

4.20	Indenture, dated April 29, 2025, between the Company and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.23 to the Company’s Registration Statement on Form S-3 filed on April 29, 2025, File No. 333-286842).
4.21*	Form of Debt Securities.
4.22*	Form of Warrant Agreement and Warrant Certificate.
4.23*	Form of Unit Agreement and Unit Certificate.
5.1**	Opinion of Foley & Lardner LLP (including consent of such firm)
23.1**	Consent of Foley & Lardner LLP (included in Exhibit 5.1).
23.2**	Consent of KPMG LLP, independent registered public accounting firm.
24.1**	Powers of Attorney (included on the signature page).
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wilmington Trust, National Association, as trustee under the indenture filed as Exhibit 4.20 above.
107**	Filing Fee Table

 *            To be filed, if necessary, by amendment or incorporated by reference in connection with the offering.

**          Filed herewith.

Item 17. Undertakings.

(a)            The undersigned registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)            That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on the 8th day of June, 2026.

FUELCELL ENERGY, INC.

By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer

SPECIAL POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the signature page to this registration statement constitutes and appoints Michael S. Bishop and Jason Few, and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any amendment or registration statement filed pursuant to Rule 462, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jason Few	President, Chief Executive Officer and Director (Principal Executive Officer)	June 8, 2026
Jason Few

/s/ Michael S. Bishop	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 8, 2026
Michael S. Bishop

/s/ James H. England	Director — Chairman of the Board	June 8, 2026
James H. England

/s/ Matthew F. Hilzinger	Director	June 8, 2026
Matthew F. Hilzinger

/s/ Natica von Althann	Director	June 8, 2026
Natica von Althann

/s/ Cynthia Hansen	Director	June 8, 2026
Cynthia Hansen

/s/ Donna Sims Wilson	Director	June 8, 2026
Donna Sims Wilson

/s/ Betsy Bingham	Director	June 8, 2026
Betsy Bingham

/s/ Tyrone Michael Jordan	Director	June 8, 2026
Tyrone Michael Jordan

/s/ John Livingston	Director	June 8, 2026
John Livingston